UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 4, 2017

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Royal Blvd South, Suite 150 Alpharetta, GA		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839
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Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2017, Medovex Corp. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Panel”) notifying the Company that the Panel had determined to allow the Company to remain listed on the NASDAQ Capital Market. The Company’s continued listing on NASDAQ is subject to the Company advising the Panel of developments related to its Capital raising efforts and providing certain financial projections by October 15, 2017 and the Company showing that it has stockholders’ equity of over $2.5 million by November 13, 2017 or it faces potential delisting.

The Company expects to continue to exercise diligent efforts to maintain the listing of its common stock on NASDAQ. As such, the Company intends to continue to timely provide NASDAQ with any and all required materials to maintain its listing. While confident in already ongoing initiatives which the Company believes will provide a sustainable solution to maintaining compliance with NASDAQ Listing Rule 5550(b)(I) related to stockholders equity, the Company must advise investors that there can be no reasonable assurance that the Company will be able to maintain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	MEDOVEX CORP. By: /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer